Exhibit 5.1

August 4, 2021

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Ladies and Gentlemen:

We have acted as counsel for CytRx Corporation, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 20,727,274 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), comprised of (i) up to 9,363,637 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Series C 10.00% Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) up to 11,363,637 shares of Common Stock (the “Preferred Investment Option Shares” and, together with the Conversion Shares, the “Registrable Securities”) issuable upon the exercise of the preferred investment options (the “Preferred Investment Options”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the restated certificate of incorporation, as amended, and the amended and restated by-laws of the Company, reflecting amendments through November 12, 2020 (the “Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Certificate of Designations, Powers, Preferences and Rights of Series C 10.00% Convertible Preferred Stock; (iv) the Preferred Investment Options; (v) a specimen of the Company’s Common Stock certificate; (vi) the resolutions adopted by the Company’s Board of Directors authorizing the issuance and resale of the Conversion Shares and Preferred Investment Option Shares, dated as of August 3, 2021 (the “Resolutions”); and (vii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Registrable Securities offered thereby will have been delivered to the purchaser(s) of the Registrable Securities as required in accordance with applicable law; (v) all Registrable Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Registrable Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents adversely affecting the Registrable Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Conversion Shares, when issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable; and (ii) the Preferred Investment Option Shares, when issued in accordance with the terms of the Preferred Investment Options, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Haynes and Boone, LLP